UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
December 15, 2006
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.01 Entry into Material Definitive Agreement.
On December 15, 2006, Halozyme Therapeutics, Inc. (the “Company”), through its wholly owned subsidiary, entered into Amendment No. 1 (the “Amendment”) to the Commercial Supply Agreement (the “Agreement”) with Avid Bioservices, Inc. (“Avid”) that was originally entered into on February 16, 2005.
Under the terms of the Amendment, Halozyme will begin preparing and providing manufacturing forecasts to Avid as of January 1, 2007. In addition, Avid will have the right to manufacture and supply a certain percentage of the Company’s recombinant human enzyme that will be used in the Company’s Cumulase® and Hylenex products. Last, the initial term of the Agreement was extended to February of 2010.
The preceding description of the Amendment is a summary of the material terms of the Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Amendment which is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c)      Exhibits.

Exhibit No.	Description

99.1*	Amendment No. 1 to the Commercial Supply Agreement between Halozyme, Inc. and Avid Bioservices, Inc., dated December 15, 2006.

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this agreement and have been submitted separately to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
December 21, 2006	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer